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                                 [EXHIBIT 10.21]



                                    RELIANCE


                                 AGENCY-COMPANY
                                    AGREEMENT


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                            AGENCY-COMPANY AGREEMENT

This Agreement is effective December 27, 1994, between Beehive Insurance Agency, Inc. ("You, Your") and Our companies designated below ("We, Us, Our").

I.  AUTHORITY AND RESPONSIBILITY

    A. Subject to the conditions and obligations contained in this Agreement and imposed by law, We hereby appoint You as Our agent and You agree to faithfully perform the duties of Our agent.

    B. Subject to Your obligations to Us under this Agreement, You are an independent contractor who will exercise Your judgment in the conduct of Your business. You are not an employee of the Company and are free to represent other companies as You consider appropriate. You have exclusive control of Your time and You are responsible for all expenses incurred in the operation of Your agency.

    C.  You will during the term of this Agreement:

        1. In good faith, actively solicit on Our behalf and submit applications to Us for insurance policies ("policies") and fidelity and surety bonds ("bonds") that meet Our underwriting standards and for which a rate of commission is specified in Your current Commission Schedule(s) or Addendum thereto attached to the Agreement;

        2. Issue policies, endorsements and certificates as authorized by Us in manual rules and rates, underwriting guides, bulletins or other written instructions;

        3. Execute bonds as authorized in powers of attorney and letters of limitation provided by Us to You;

        4. Cancel policies on Our behalf at Your reasonable discretion where cancellation is legally and contractually permissible and consistent with Our policy;

        5. Bind on Our behalf insurance coverage on classes and types of risks that are acceptable to Us and as are so designated in Your current Commission Schedule(s) subject always to Our underwriting manuals and supplementary written instructions pertaining thereto;

        6. Pursuant to Your binding authority, not bind coverage nor issue, renew or deliver on Our behalf any policy or bond covering a risk located in a state in which You are not Our licensed and appointed agent unless You are otherwise lawfully authorized to engage in the insurance business in that state for Us; and

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        7. Not alter, modify, waive or change any of the provisions or conditions of Our insurance contracts, bonds, rates, rating rules or rating plans without Our consent.

    D.  You will during the term of this Agreement and thereafter;

        1. Collect, receipt for, and pay premium to Us on agency-billed business or as otherwise provided for herein or in Our manuals;

        2. Comply with Our underwriting, accounting and other rules, manuals, regulators and directives;

        3. Forward copies of all Our policies, bonds, certificates and binders issued by You and notify Us in writing of all liability accepted by You on Our behalf, not later than the seventh day following the inception date of coverage or the date of acceptance of coverage, whichever occurs first;

        4. Account for and return upon Our request Our manuals, policy, bond, endorsement, binder forms and other property furnished to You by Us which will always remain Our property;

        5. Permit Us, so long as We consider necessary to protect Our interests and property, through any person(s) designated by Us, at those times and as often as We may deem appropriate, with or without prior notice, to visit, inspect, examine, audit and verify, at Your office(s) or elsewhere, any of the properties, original policies, accounts, tales, documents, books, reports, work papers and other records belonging to You or in Your possession or control or any other person relating to the business covered by this Agreement whether or not the same are co-mingled with unrelated business records and to make copies thereof and extracts therefrom;

        6. Not publish or distribute any advertisements, circulars or other materials, electronic, written or otherwise, referring to Us or containing Our name or logo without first securing Our written approval; and

        7. Represent, protect and safeguard as a fiduciary Our best interests in all matters arising in connection with Your relationship with and actions on Our behalf.

    E. This Agreement does not give You the exclusive right to represent Us in any area.

II. UNDERWRITING CONTROL.

    We reserve at all times the complete and unfettered right to underwrite or to refuse to issue any policy or bond at any time, to establish premium and rates for any policy in accordance with Our rating manuals and pricing standards and to cancel or non-renew any policy, binder or bond subject to the provisions of Section VI.



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III.    INDEMNIFICATION.

    A. We will indemnify and hold You harmless against any civil liability for damages and settlements, including the cost of defense, You may become obligated to pay as a direct result of:

        1. Loss to policyholders caused directly by Our error in processing policies or bonds under this Agreement except to the extent You have caused, contributed to, or compounded the loss by Your act, error or omission;

        2. Our failure to comply with the requirements of the Fair Credit Reporting Act, Federal Truth in Lending Law and Fair Credit Billing Act, and federal and state privacy laws where You have used forms supplied or instructions established by Us except to the extent You have caused, contributed to, or compounded the loss by Your act, error or omission;

        3. Loss to policyholders caused directly by Our acts or omissions in connection with the performance of loss control counseling, inspections or similar related work, or preparation of appraisals for Your clients or customers, except to the extent You have caused, contributed to, or compounded the loss by Your act, error or omission;

        4. Loss to policyholders caused directly by Your authorized use of Our forms supplied by or written instructions given by Us except to the extent You have caused, contributed to, or compounded the loss by Your act, error or omission; and

        5. Loss to others causes directly by Our act, error or omission in investigating, settling or paying claims except to the extent You have caused, contributed or compounded the loss by Your act, error or omission.

    B. Our obligation to indemnify is always conditioned upon Your prompt and immediate notification to Us of any claim made or legal action brought against You that is subject to indemnification as set forth above and Your full cooperation. We will have the right to direct the investigation, settlement and defense of any claim or action. Where You have contributed through Your own act, error or omission to any civil liability, any indemnification will be reduced to the extent that Your act, error or omission contributed to the civil liability.

IV. COMMISSION.

    A. As sole and full compensation for Your faithful performance hereunder, We will pay commissions to You in accordance with the rates and conditions set forth in Our then current Commission Schedule(s). The Commission Schedule(s) referred to in this Agreement are those latest Commission Schedule(s) issued by Us to You.

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    B.  Commission rates may be revised by our mutual agreement or by Us giving
        You at least ninety (90) days advance notice of the revisions and the effective date thereof, except that changes with respect to bonds will require only sixty (60) days advance notice. Commission changes for bonds or individual lines of business for an operating division (e.g., Commercial Lines or Personal Lines) will be limited to once a year except where mutually agreed upon or mandated by governmental authority.

    C. You agree that undistributed commissions in Our hands at any time may be applied to and constitute an offset against any monies due Us.

    D. In the event We, either during the term of this Agreement or after its termination, refund premiums under any policy or bond by reason of cancellation or otherwise, You will immediately ratably return to Us the commission received on the amount of premium refunded in each case at the same rate at which the commissions were originally payable.

    E. Nothing contained in this section will prohibit the negotiation of special commission rates on an individual policy and bond.

V.  PREMIUM COLLECTION.

    A. You have the responsibility to collect, receive and receipt for premiums on business written by or placed through You. You may retain out of the premiums collected commissions at the rate indicated in Your current Commission Schedule(s) or at a rate mutually agreed upon if different from the published rate. However, this provision does not apply to business direct-billed to the insured by Us.

        You assume the obligation for and will be fully responsible to Us for the payment of all premiums, whether advance, deposit, developed, audited, additional renewal or otherwise, due under business not direct-billed to the insured by Us whether those premiums are obtained from business produced by You or through You by brokers or other producers. You will timely pay the same to Us whether or not You have actually collected the premium due. If We assume the obligation to collect premium directly from an insured due to Your failure, neglect or inability to do so, no commission will be due or payable to You on any premium so collected.

    B. You will pay Us all net premiums due on all insurance, including bonds, placed by or through You with Us not later than forty-five (45) days after the close of the month in which the coverage was made effective or from the date of Our billing for any additional premium developed by audit or retrospective adjustment.

    C. If You, after diligent effort, are unable to collect an additional premium developed by audit, or a renewal premium on a noncancellable bond, and provided there is no premium development on other policies or bonds issued by Us to the insured which may be used as an off-set, You may request Us, in writing within forty-five (45) days from the date You receive written notification that the additional premium is due, to undertake direct


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        collection of that premium and relieve You of the responsibility for that premium. You must upon request provide Us with proof of a diligent effort. No commission will be due or paid to You on any premium referred by You to Us for direct collection. Your failure to request direct collection of any audit additional or noncancellable bond renewal premiums within that forty-five (45) day period will obligate You to remit the full net premium due regardless of whether or not You collect the premium from the insured.

    D. All premiums received by You will be held by You in a fiduciary capacity as trustee for Us and will not be co-mingled with Your operating funds. The privilege of deducing commissions from premium monies received by You will not be construed as an alteration of this fiduciary capacity.

    E. With respect to policies direct billed to the insured ("direct-billed business"):

        1. You agree to collect and remit to Us the initial premium together with the completed application-declaration within the time period set forth in Our established procedures.

        2. We will bill all renewal or adjustment premiums directly to the insured or to a designated lending institution or servicing agency holding premiums in escrow or reserve. These premiums are payable to Us in gross.

        3. Should any renewal, additional or endorsement premiums on business written pursuant to this Agreement come into Your hands, You will remit the premium in gross to Us within the time period set forth in Our established procedures.

        4. We will pay You, as full compensation on premiums remitted to or collected by Us, commissions at the rates specified on Your Commission Schedule(s). We will pay those specified commissions to You within thirty (30) days after the end of the month in which the premiums are received by Us.

        5. You will not be responsible for bad debts which arise from direct billed business nor will We be responsible for commission to You on that business.

    F. We will usually clearly and prominently identify You by name when transmitting policies, endorsements, premium notices and cancellation notices to individual policyholders, including those resulting from changes in statutes, coverages or forms, and for outlining any options available to policyholders as a result of changes in statute, coverage or form. We will also provide You with a copy of all those items sent to policyholders. This provision does not apply to mass mailings to all applicable policyholders.

    G. Unless authorized in writing by You, We will not use or permit the use of the records of Your business with Us to solicit individual policyholders for the sale of other lines of insurance or other products or services. When that authorization is granted, You will be


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        entitled to the agreed commission or fee (subject to any applicable law to the contrary) on those sales resulting from the use of Your records.

    H. In the event of termination of this Agreement, provided You are not in default, We will at Your request furnish a list of policyholders with the expiration date of the policies, and will mail appropriate non-renewal notification to policyholders except as may otherwise be required by law or regulation.

VI. CANCELLATIONS.

    A. We will honor any reasonable request by You for cancellation of any insurance contract provided that the cancellation is not in violation of either statutory, regulatory or policy provisions or Our policy.

    B. We will not initiate cancellation during the term of any insurance policy or bond renewed for a six-month or annual term, except;

        1. For failure to furnish reports required by the policy terms; or

        2. For non-payment of premium; or

        3. When, in Our opinion, there is a material change or increase in the risk, hazard or the exposure to Us, including an increase in Our net exposure, or a material fact has been either misrepresented or not disclosed to Us.

    C. Policies and bonds written for a term longer than one year will, for the purposes of sub-section VI(B) above, be considered to have an expiration date at the end of each twelve (12) months following the inception date of the policy and will be subject to all the terms of this section applicable to contracts written for an annual term.

VII.    EXPIRATIONS.

    In the event of suspension or termination of any part of Your authority or of this Agreement:

    A. If You have then and continue to properly account for and pay all premiums to Us when due for which You are responsible, then the use and control of expirations, including those on direct billed business, the records thereof, and Your work product will remain in Your possession, and We will not use Our records of those expirations in any marketing method for the sale, service or renewal of any form of insurance coverage, or other product which will abridge Your right of use and control, nor will We refer or communicate this expiration information or work product to any other agent or broker. Otherwise, the use and control of those expirations, including all right, title and interest in and to those records, will be vested in Us.

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    B.  In the exercise of Our right to collect any indebtedness due from You through use and control of expirations, We will use reasonable business judgment in selling expirations and will be accountable to You for any sums received which, net of expenses, exceed the amount of indebtedness over the sums received by Us. A difference of opinion with respect to small balances owed by You does not constitute a failure to pay and does not have the effect of vesting title to expirations in Us.

    C. Nothing in this Agreement will interfere with Our obligation to renew policies containing contractual renewal guarantees or that must be renewed or offered renewal pursuant to law, regulation or by order of governmental authority.

VIII.   REHABILITATION.

    Prior to taking any steps to terminate this Agreement pursuant to Section IX(A)(3) or (B), we may by mutual agreement enter into a rehabilitation program to avoid termination. This program will specify what You must do to avoid termination and how We intend to assist You to avoid termination.

IX. TERMINATION AND SUSPENSION.

    A.  This Agreement will terminate:

        1. Automatically if any public authority suspends, revokes, cancels or declines to renew Your license or any certificate of authority;

        2. Automatically on the effective date of sale, transfer or merger of Your business provided, however, that We may offer an Agency-Company Agreement to any successor who meets Our requirements for appointment;

        3. Upon either of us giving at least 120 days advance written notice to the other. However, with respect to bonds, Your authority will terminate immediately upon receipt of written notice of termination of the Agreement; or

        4. Immediately upon either of us giving written notice to the other in the event of abandonment, fraud, insolvency, material failure (including accounting or payment delinquency) or willful misconduct on the part of the other party.

    B. We or any of Our operating divisions may terminate any portion of Your authority under this Agreement by giving at least 120 days advance written notice. However, with respect to bonds, Your authority will terminate immediately upon receipt of written notice of termination.

    C. Subject to requirements imposed by law, if this Agreement or any portion of Your authority is terminated by Us as provided in subsection A(3) or B above:

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        1. We will not, except at the Your authorized request, refuse to renew any affected policy for one renewal term commencing immediately following termination of this Agreement, except when in Our opinion:

           a. There is an increase in hazard, or a change or increase in the risk or the exposure to Us including an increase in Our net exposure;

           b. The risk does not meet Our then current underwriting standards at the time of renewal; or

           c.  A material fact was misrepresented or not disclosed to Us.

        2. On the first renewal of an affected policy following termination, as commission We will pay You either:

           a. The prevailing commission rate applicable to active agents in effect at Your termination date; or

           b. The prevailing commission rate applicable to active agents on the policy renewal date following termination, whichever is lesser.

        3. Following termination of this Agreement, or any portion of Your authority, as referenced in Section IX (B), all provisions of this Agreement not affected by the termination shall remain in full force and effect until all insurance contracts written by or through You have expired or been terminated and all premiums have been collected and paid to Us.

        4. You are authorized to issue and countersign appropriate endorsements on contracts of insurance in force through You excepting endorsements on fidelity or surety bonds. The endorsements, however, will not change, increase or extend Our liability nor extend the term of any insurance contract without Our prior written approval.

        5. We will continue to provide to policyholders all normal and appropriate services on all in-force insurance contracts without interruption.

    D. If You have been cited by any authority for any cause that could result in suspension or revocation of Your license, if You are in default of any provision of this Agreement or are delinquent in either accounting for or payment of any monies due, We may, by written notice to You, immediately suspend or modify any authority under or any provision of this Agreement. We will not take that action where only small differences occur between Our and Your accounting records. Where major differences occur between accounting systems, We will not take that action without an opportunity for an exchange of information with You concerning those differences.

X.  ARBITRATION



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    A.  In the event of a good faith dispute with a reasonable basis arising out of the interpretation of this Agreement, We and You will make every effort to meet informally and resolve the dispute. If we cannot agree on a settlement to the dispute within thirty (30) days after it arises, or within a longer period agreed on by us, then we may agree to settle the matter in controversy, by arbitration, in Philadelphia, PA.

        We and You may agree to submit the dispute to one arbitrator, otherwise, three (3) arbitrators would be selected: one by You, one by Us, and the third by the other two arbitrators or, should they disagree, from a panel of the Board of Governors, Insurance Arbitration Forums. The determination of any two of the arbitrators will be final and binding provided it is made in writing and signed by a majority of the arbitrators, and judgment upon the determination may be entered in any court having jurisdiction. All arbitrators will be disinterested parties to the dispute.

    B. The costs of arbitration will be borne equally by us, provided however that the arbitrators may assess one of us more heavily than the other for these costs upon a finding that either You or We did not have a reasonable basis for its position. The arbitrators will have no authority to award punitive or exemplary damages.

    C.  This section "Arbitration" is inapplicable to Section I(D), Section II,
        Section IV, Section V and Section IX.

XI. GENERAL PROVISIONS.

    A. This Agreement, other than with respect to authority for bonds, may be assigned provided the successor or successors meet Our requirements for appointment and obtain Our prior written consent.

    B. This Agreement may be supplemented, amended or revised only in writing by mutual agreement of You and Us or by Us giving You ninety (90) days advance notice; however, for bonds this provision will require only thirty (30) days advance notice.

    C. Our failure for any reason to insist upon compliance by You with the provisions of this Agreement or Our rules and regulations will not be construed as or constitute a waiver thereof.

    D. We will include all credits for salvage and subrogation recoveries on Your premium and loss experience exhibits.

    E. Should a conflict arise as to which producer is authorized to represent an insured with respect to any policy or bond issued by Us, Our Producer of Record procedures will be applied to resolve the conflict.


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    F.  You will have no authority to admit liability on Our part and will not otherwise compromise, hinder, or participate in Our claims settlement efforts in any manner except in accordance with Our specific claim settlement directions or authority extended to You in writing by Us. You will immediately forward all claim notices and accompanying documents to Us.

    G. You will comply with all laws affecting Your operation, and with all manuals, rules, regulations and directives issues by Us and will maintain Your qualifications for licensing by appropriate authorities.

    H. If any provision of this Agreement should be invalid under or in conflict with current, valid and applicable laws of any state, those laws will control, but in all other respects the remainder of this Agreement will not be affected.

    I. Nothing in this Agreement will in any manner create or be construed to create any obligations to or establish any rights against either of us in favor of any third parties or other persons not a party to this Agreement.

    J. Paragraphs I(C)(5), IV(A), IV(B), V(A) and V(B) will not be applicable to business submitted or written through Our specialty operating divisions such as: Reliance Specialty Programs, Inc.; Reliance Special Risk, Inc.; United Pacific Special Risk; Reliance Risk Management; Large Account Division and Reliance National Risk Specialists. The premiums written through these operating divisions will be submitted under terms specially applicable to those accounts and determined by those operating divisions. Commission rates and conditions will be determined by those operating divisions.

    K. This Agreement supersedes, merges with and nullifies any and all previous agency agreements, whether written or oral, between us and constitutes, together with any addenda, schedules and agreements expressly made supplementary to this Agreement, the full agreement between us.

    Executed this 28th day of December, 1994

AGENT:                                  RELIANCE INSURANCE COMPANY
                                        UNITED PACIFIC INSURANCE COMPANY
BEEHIVE INSURANCE AGENCY, INC.          PLANET INSURANCE COMPANY

PRIMARY AGENCY CODE: 72-0122            By Lawrence W. Carlstrom, Vice President



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